QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 as amended

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FAIRPOINT COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FairPoint Communications, Inc. 521 East Morehead Street, Suite 500 Charlotte, NC 28202 (704) 344-8150
April 14, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FairPoint Communications, Inc. to be held at 9:00 a.m., EDT, on Wednesday, June 3, 2009, at the Hilton Charlotte Center City, 222 East 3rd Street, Charlotte, North Carolina 28202. The formal notice of annual meeting appears on the next page.

In addition to the formal items of business to be brought before the meeting, I will be pleased to report on the activities of the past year and items of interest about FairPoint.

We look forward to greeting personally those stockholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to complete your proxy, which can be submitted by Internet, telephone or mail, promptly.

Very truly yours,

Eugene B. Johnson Chairman of the Board of Directors and Chief Executive Officer

 FAIRPOINT COMMUNICATIONS, INC.
521 East Morehead Street, Suite 500
Charlotte, North Carolina 28202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 3, 2009

TO THE STOCKHOLDERS:

You are cordially invited to attend the annual meeting of stockholders of FairPoint Communications, Inc., a Delaware corporation, which will be held at the Hilton Charlotte Center City, 222 East 3rd Street, Charlotte, North Carolina 28202, on Wednesday, June 3, 2009, at 9:00 a.m., EDT, for the following purposes:

  1.  To elect three directors to the board of directors to serve as class I directors whose terms will expire in 2012. The following persons have been nominated:

    •
    Patricia Garrison-Corbin

    •
    Eugene B. Johnson

    •
    Robert A. Kennedy;

  2.  To ratify the appointment of Ernst &Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  3.  To transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

The board of directors recommends that you vote FOR ALL of the above referenced proposals.

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 10, 2009, the record date for the annual meeting.

Whether or not you plan to attend, please complete a proxy promptly—by Internet, telephone or mail, as instructed on either the proxy card or the Notice of Internet Availability of Proxy Materials, which we refer to as the Notice and Access card—so that your shares may be represented and voted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 3, 2009. For a second year, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders via the Internet. Accordingly, on or about April 20, 2009, we will mail the Notice and Access card to certain of our stockholders, and, on or about the same date, we will mail our other stockholders a printed copy of this proxy statement, a proxy card and FairPoint's annual report for the year ended December 31, 2008, which we refer to collectively as the proxy materials. The proxy materials are available at http://bnymellon.mobular.net/bnymellon/frp.

By Order of the Board of Directors,
Shirley J. Linn Executive Vice President, General Counsel and Secretary

April 14, 2009

i

TABLE OF CONTENTS
(Continued)

ii

FAIRPOINT COMMUNICATIONS, INC.
521 East Morehead Street, Suite 500
Charlotte, North Carolina 28202

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on June 3, 2009

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is being furnished in connection with the solicitation by the board of directors of FairPoint Communications, Inc. of proxies to be voted at the annual meeting of stockholders on June 3, 2009. On or about April 20, 2009, we expect to begin mailing to stockholders of record either a Notice of Internet Availability of Proxy Material, which we refer to as the Notice and Access card, or this proxy statement, the enclosed proxy card and a copy of FairPoint's annual report for the year ended December 31, 2008, which we refer to collectively as the proxy materials.

The principal executive offices of FairPoint Communications, Inc., a Delaware corporation, are located at 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202, and our telephone number is (704) 344-8150.

The term "FairPoint" (as well as the words "we," "us" and "our") refers to FairPoint Communications, Inc. excluding its subsidiaries and the term the "Company" refers to FairPoint and its subsidiaries. References to "you" or "your" refer to FairPoint's stockholders.

In this section of the proxy statement, we answer some common questions regarding the annual stockholders meeting and the voting of shares of common stock at the annual meeting.

Where and when will the annual meeting be held?

The date, time and place of the annual meeting are: June 3, 2009 at 9:00 a.m., EDT, at the Hilton Charlotte Center City, 222 East 3rd Street, Charlotte, North Carolina 28202.

Why am I receiving this proxy statement?

This proxy statement was prepared under the direction of our board of directors to solicit your proxy for voting at our annual meeting. You have received this proxy statement because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. But you do not have to attend in order to vote your shares. Instead, you may vote your shares by Internet, telephone or mail, as instructed on either the proxy card or the Notice and Access card.

Why did I receive the Notice and Access card in the mail instead of a printed set of the proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish the proxy materials via the Internet to our stockholders by delivering the Notice and Access card in the mail. We are sending the Notice and Access card to certain of our stockholders. If you received a Notice and Access card, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice and Access card instructs you on how to access and review the proxy materials via the Internet at http://bnymellon.mobular.net/bnymellon/frp. The Notice and Access card also instructs you on how you may submit your proxy via the Internet. If you received a Notice and Access card by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials contained on the Notice and Access card.

Stockholders who receive a printed set of the proxy materials will not receive the Notice and Access card, but may still access the proxy materials and submit their proxy via the Internet at http://bnymellon.mobular.net/bnymellon/frp.

What can I vote on at the meeting?

There are two matters scheduled to be voted on at the annual meeting:

(1)
The election of three class I directors to our board of directors to hold office until the annual meeting of stockholders in 2012 and until their successors are elected and qualified; and

(2)
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote your shares "FOR" the election of each of the nominees to the board of directors and "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2009.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 10, 2009, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of the close of business on April 10, 2009, there were a total of 89,496,847 shares of our common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. Holders of shares of common stock do not have cumulative voting rights.

How are votes counted?

We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy card by mail, deliver their proxy via the Internet at the website provided in the proxy materials or on the Notice and Access card, deliver their proxy via the toll free number provided on the proxy card or attend the annual meeting. One third of the shares of common stock entitled to vote at the annual meeting present in person or by proxy will constitute a quorum. If you submit a proxy, whether by Internet, telephone or mail, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

What is the required vote for approval?

The election of each of our nominees for director requires a plurality of the votes cast at the annual meeting. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the annual meeting on such matter.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes (which occur under New York Stock Exchange rules when a broker or nominee that is a member of the New York Stock Exchange is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given) are counted as present and entitled to vote for purposes of determining whether we have a quorum.

Your abstention will have no effect on the voting for the election of directors. Your abstention will be counted as a vote AGAINST the approval of the ratification of Ernst & Young LLP as our independent registered public accounting firm.

Broker non-votes will have no effect on the election of directors and the ratification of Ernst & Young LLP as these are considered "routine" matters under the New York Stock Exchange rules and, therefore, brokerage firms and nominees that are members of the New York Stock Exchange have the authority under the New York Stock Exchange rules to vote their customers' unvoted shares on these matters.

How do I vote?

Stockholders of record may vote in person by attending the annual meeting or before the annual meeting as set forth below. Your vote is very important, so whether you plan to attend the annual meeting or not, we encourage you to vote before the annual meeting in one of the following ways if possible:

•
visiting the website shown in the proxy materials or on the Notice and Access card to submit a proxy via the Internet;

•
calling the toll free number shown on the proxy card to submit a proxy via the telephone; or

•
completing, signing, dating and returning a proxy card by mail.

How do I vote by proxy?

Follow the instructions on either the proxy card or the Notice and Access card to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies on the proxy card will vote your shares as you instruct. If you do not make a selection when you submit your proxy by Internet, telephone or mail, your proxy will be voted as recommended by the board of directors.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the proposal to elect directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009. If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote in any of the following ways:

•
by sending a written notice to the corporate secretary of FairPoint that is received prior to the annual meeting stating that the stockholder revokes its proxy;

•
by submitting a subsequent proxy by Internet, telephone or mail with a later date; or

•
by attending the annual meeting and voting your shares.

A stockholder whose shares are held in "street name" by its broker and who has directed that person to vote its shares should instruct that person in order to change its vote.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. The election of directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm are considered "routine" matters for which brokerage firms may vote unvoted shares.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares.

What do I do if I receive duplicate sets of proxy materials and/or Notice and Access cards?

You may receive more than one set of proxy materials and/or Notice and Access cards. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by BNY Mellon Shareowner Services, our transfer agent. To have all your shares voted, you should vote each set of proxy materials and/or Notice and Access card you receive.

Who will count the votes?

BNY Mellon Shareowner Services, our transfer agent, will count the votes and will serve as the inspector of election.

Who will conduct this proxy solicitation and who pays for this proxy solicitation?

We have retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. It is anticipated that the fee for those services will not exceed $7,500 plus reimbursement for customary out-of-pocket expenses. We will pay such fee and expenses. In addition, proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

In addition, we will request that brokerage houses, banks and other custodians or nominees holding shares in their names for others forward proxy materials to their customers or principals who are the beneficial owners of shares and we will reimburse them for their expenses in doing so.

 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors currently consists of nine directors. One of our directors, Eugene B. Johnson, served on our board of directors prior to our initial public offering in February 2005. Three of our directors, Patricia Garrison-Corbin, David L. Hauser and Claude C. Lilly, were appointed as directors in connection with our initial public offering. Robert S. Lilien was appointed as a director by our board of directors in December 2005 to fill a vacancy which had existed on our board of directors since our initial public offering. Pursuant to the agreement and plan of merger by and among FairPoint, Verizon Communications Inc., which we refer to as Verizon, and Northern New England Spinco Inc., which we refer to as Spinco, as amended, pursuant to which Spinco merged with and into FairPoint, which we refer to as the merger, Verizon was entitled to designate four individuals to serve on our board of directors. Jane E. Newman was designated by Verizon and appointed as a director by our board of directors in August 2007, filling a vacancy which had existed on our board of directors since the resignation of two directors in January 2007. Effective March 31, 2008, our board of directors was increased from seven to nine members. Thomas F. Gilbane, Jr., Robert A. Kennedy and Michael R. Tuttle were designated by Verizon and appointed as directors by our board of directors effective as of March 31, 2008, filling a vacancy which had existed on our board of directors since the resignation of two directors in January 2007 and filling the two new positions created upon the increase of the size of our board of directors. Verizon has no further rights to designate individuals to serve on our board of directors.

Our directors are divided into three classes having staggered three-year terms, so that the term of one class expires at each annual meeting of stockholders. The classes are currently comprised as follows:

  •
  Class I directors.  Patricia Garrison-Corbin, Eugene B. Johnson and Robert A. Kennedy are class I directors whose terms are expiring at this annual meeting;

  •
  Class II directors.  David L. Hauser, Jane E. Newman and Michael R. Tuttle are class II directors whose terms will expire at the annual meeting of stockholders to be held in 2010; and

  •
  Class III directors.  Claude C. Lilly, Robert S. Lilien and Thomas F. Gilbane, Jr. are class III directors whose terms will expire at the annual meeting of stockholders to be held in 2011.

Director Independence

The board of directors considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Our board of directors has determined that, other than Eugene B. Johnson, all of our directors are independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange, and accordingly are independent directors with no material relationship to the Company other than being a director or stockholder of FairPoint. Therefore, we satisfy the New York Stock Exchange requirement that a majority of our board of directors be comprised of independent directors.

Directors

The following sets forth selected biographical information for our directors.

Nominees for Class I Directors with Terms Expiring at this Annual Meeting.

Patricia Garrison-Corbin—Ms. Corbin, age 61, was appointed as a director of FairPoint in February 2005. Ms. Corbin has served as President of P.G. Corbin & Company, Inc., Financial Advisory Services, Municipal Finance, since 1986, Chairperson of the board of directors and Chief Executive Officer of P.G. Corbin Group, Inc., Investment and Financial Advisory Services, since 1996, and President and Chief Information Officer of P.G. Corbin Asset Management, Inc., Fixed Income Investment Management, since 1987. In addition, Ms. Corbin has served as Chairperson of the board of directors and Chief Executive Officer of Delancey Capital Group, LP, Equity Management, since 1996.

Ms. Corbin currently sits on the board of directors of the Erie Insurance Group, where she serves as the chair of the nominating and governance committee and as a member of the investment committee. Ms. Corbin is also active in many professional, civic and philanthropic organizations.

Eugene B. Johnson—Mr. Johnson, age 61, has served as our Chairman since January 1, 2003 and as our Chief Executive Officer since January 1, 2002. Mr. Johnson was our Chief Development Officer from May 1993 to December 2002 and Vice Chairman from August 1998 to December 2002. Mr. Johnson is a founder and has been a director of the Company since 1991. Mr. Johnson is also on the board of trustees of the University of North Carolina at Charlotte and is on the board of directors of the Foundation of the University of North Carolina at Charlotte, Inc. In addition, Mr. Johnson is active in various civic and charitable organizations.

Robert A. Kennedy—Mr. Kennedy, age 62, was appointed as a director of FairPoint in March 2008. Mr. Kennedy has served as the President of the University of Maine, Orono, since April 2005. Prior to his current responsibilities, Mr. Kennedy served as the Interim President of the University of Maine, Orono, from August 2004 to April 2005. From August 2000 until August 2004, Mr. Kennedy served as Executive Vice President and Provost of the University of Maine, Orono.

Continuing Class II Directors with Terms Expiring in 2010.

David L. Hauser—Mr. Hauser, age 57, was appointed as a director of FairPoint in February 2005. He is currently the Group Executive and Chief Financial Officer of Duke Energy Corporation, where he has been employed for 35 years. Mr. Hauser is a certified public accountant and a certified purchasing manager. Mr. Hauser is on the board of directors of Charlotte, North Carolina's Blumenthal Center for the Performing Arts and is past chair of the University of North Carolina at Charlotte Business School Advisory Board. He is also a past board member of the North Carolina Zoological Society and a member of the North Carolina Association of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Hauser also serves as a director of Enpro Industries, Inc.

Jane E. Newman—Ms. Newman, age 63, was appointed as a director of FairPoint in August 2007 and as FairPoint's lead director in October 2007. Ms. Newman previously served as the Interim President of the University of New Hampshire in Durham, New Hampshire from 2006 to June 2007. Prior to assuming this role, Ms. Newman served as the Executive Dean of the John F. Kennedy School of Government at Harvard University, beginning in 2000. Ms. Newman's academic positions also include engagements at the University of New Hampshire as Interim Dean of the Whittemore School of Business and Economics from 1998 to 1999, Dean of Students from 1972 to 1978 and Assistant Dean of Students from 1969 to 1972. She was also previously employed in various capacities by the Exeter Trust Company and Coastal Broadcasting Corporation, and served as a Senior Aide to the President of the United States. Ms. Newman is a director of the Lumina Foundation, Gilbane Inc., Exeter Trust Company and Global Relief Technologies, Inc. She is also the former Chair of the United States Naval Academy Board of Visitors.

Michael R. Tuttle—Mr. Tuttle, age 54, was appointed as a director of FairPoint in March 2008. Mr. Tuttle has served as the President and Chief Executive Officer of Merchants Bank, a commercial bank with headquarters in Burlington, Vermont, since January 2006. Mr. Tuttle has also served, since January 2007, as the President and Chief Executive Officer and as a director of Merchants Bancshares, Inc., the parent company of Merchants Bank. Prior to assuming his current responsibilities, Mr. Tuttle served as Chief Operating Officer and Senior Lender of Merchants Bank from 1997 through 2005. He also serves on the boards of the Vermont Bar Foundation, United Way of Chittendon County, Vermont and Burlington, Vermont's Flynn Center for the Performing Arts.

Continuing Class III Directors with Terms Expiring in 2011.

Thomas F. Gilbane, Jr.—Mr. Gilbane, age 61, was appointed as a director of FairPoint in March 2008. Mr. Gilbane is the President and Chief Executive Officer of Gilbane Inc., the parent company of

Gilbane Building Company and Gilbane Development Company, and the Chairman and Chief Executive Officer of Gilbane Building Company, one of the nation's largest general contractors and construction managers. Mr. Gilbane also serves as a director and audit committee member of Gilbane Inc., and as a director of both Gilbane Building Company and Gilbane Development Company. Prior to assuming his current roles, Mr. Gilbane served as President and Chief Operating Officer of Gilbane Building Company from 1997 to January 2004. Prior to Mr. Gilbane's nomination as a director of the Company, the Company hired the Gilbane Building Company to construct a new data center in Manchester, New Hampshire. See "Certain Relationships and Related Party Transactions—Construction Services."

Robert S. Lilien—Mr. Lilien, age 61, was appointed as a director of FairPoint in December 2005. Mr. Lilien is currently a partner in the law firm of Robinson, Bradshaw & Hinson, P.A., located in Charlotte, North Carolina, where he has worked since April 2002, and is also the managing member of Trilogy Capital Partners, LLC, a captive private equity fund with equity provided by a single family group, where he has also worked since April 2002. From 1993 to 2002, he held various positions at Duke Energy Corporation, including Senior Vice President-Duke Ventures for Duke Energy Corporation, Chairman and Chief Executive Officer of Crescent Resources, LLC, Chairman of DukeNet Communications, Inc. and Chairman of Duke Capital Partners, LLC.

Claude C. Lilly—Dr. Lilly, age 62, was appointed as a director of FairPoint in February 2005. Dr. Lilly is currently serving as Dean of the College of Business and Behavioral Science at Clemson University. Previously, Dr. Lilly served as Dean and James J. Harris Chair of Risk Management and Insurance in the Belk College of Business Administration at the University of North Carolina at Charlotte, where he was employed from July 1997 to June 2007. Dr. Lilly has served as Assistant Deputy Insurance Commissioner for the State of Georgia and as a director of several corporations. He currently serves on the audit committee of the Board of Pensions of the Presbyterian Church (PCUSA) and is the Chair of the board of the Charlotte branch of the Federal Reserve Bank of Richmond. Dr. Lilly also currently sits on the board of directors of the Erie Insurance Group, where he serves as the chair of the audit committee and as a member of the investment and strategic planning committees. Dr. Lilly earned the Chartered Property and Casualty Underwriter and Chartered Life Underwriter designations and is a member of numerous professional associations.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a corporate governance committee. In addition, our board of directors has a succession planning committee, which is a special purpose committee.

Audit Committee

Our audit committee for fiscal 2008 consisted of David L. Hauser, Robert A. Kennedy, Robert S. Lilien and Claude C. Lilly, and met six times during 2008. Claude C. Lilly is the chair of our audit committee. All audit committee members satisfy the independence criteria set forth in the listing standards of the New York Stock Exchange and the applicable provisions of the Securities Exchange Act of 1934. Mr. Hauser is qualified as an audit committee financial expert within the meaning of item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934 and our board of directors has determined that he has the accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Securities and Exchange Commission has determined that the audit committee financial expert designation does not impose on the person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation.

Among other functions, the principal duties and responsibilities of our audit committee are to select and appoint our independent registered public accounting firm, oversee the quality and integrity of our financial reporting and the audit of our financial statements by our independent registered public accounting firm and, in fulfilling its obligations, our audit committee reviews with our management and independent registered public accounting firm the scope and results of the annual audit, our accounting firm's independence and our accounting policies.

The audit committee is required to report regularly to our board of directors to discuss any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent registered public accounting firm, and the performance of the internal audit function.

A copy of our audit committee charter can be found on our website at www.fairpoint.com on the "Investors" page, under the "Corporate Governance" caption. In addition, a copy of our audit committee charter is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.

Compensation Committee

Our compensation committee for fiscal 2008 consisted of Thomas F. Gilbane, Jr., David L. Hauser and Jane E. Newman and met eleven times during 2008. David L. Hauser is the chair of our compensation committee. All compensation committee members satisfy the independence criteria set forth in the listing standards of the New York Stock Exchange. Among other functions, our compensation committee oversees the compensation of our Chief Executive Officer and other executive officers, including plans and programs relating to cash compensation, incentive compensation, equity based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof.

A copy of our compensation committee charter can be found on our website at www.fairpoint.com on the "Investors" page, under the "Corporate Governance" caption. In addition, a copy of our compensation committee charter is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.

Compensation Committee Interlocks and Insider Participation

During 2008, decisions on various elements of executive compensation were made by our compensation committee. No officer, employee or former officer of the Company served as a member of our compensation committee during 2008. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

For a description of certain relationships and transactions between us and members of our board of directors or their affiliates, see "Certain Relationships and Related Party Transactions."

Corporate Governance Committee

Our corporate governance committee for fiscal 2008 consisted of Patricia Garrison-Corbin, Claude C. Lilly, Jane E. Newman and Michael R. Tuttle, and met five times during 2008. Patricia Garrison-Corbin is the chair of our corporate governance committee. All corporate governance committee members satisfy the independence criteria set forth in the listing standards of the New York Stock Exchange. Among other functions, the principal duties and responsibilities of our corporate governance committee are to identify qualified individuals to become board members, recommend to our board of directors individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to our board of directors our corporate governance guidelines.

A copy of our corporate governance committee charter can be found on our website at www.fairpoint.com on the "Investors" page, under the "Corporate Governance" caption. In addition, a copy of our corporate governance committee charter is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.

Succession Planning Committee

In March 2008, the board of directors formed a succession planning committee for the purpose of identifying and appointing a successor to our Chief Executive Officer, Eugene B. Johnson, who has indicated his desire to retire during 2009. Our succession planning committee is a special purpose committee whose existence will terminate upon completion of its assigned task. Our succession planning committee consists of Patricia Garrison-Corbin, Robert A. Kennedy, Claude C. Lilly and Jane E. Newman, and met over 10 times during 2008. Jane E. Newman is the chair of our succession planning committee.

Attendance of Directors

During 2008, the board of directors held six meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which he or she served, which meetings were held when he or she was a director.

Corporate Governance

Code of Business Conduct and Ethics.    We have adopted a code of business conduct and ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of business conduct and ethics is designed to comply with the Securities and Exchange Commission regulations and New York Stock Exchange listing standards related to codes of conduct and ethics and is posted on our corporate website at www.fairpoint.com on the "Investors" page, under the "Corporate Governance" caption. A copy of our code of business conduct and ethics is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.

Code of Ethics for Financial Professionals.    We have also adopted a code of ethics for financial professionals as required by the Securities and Exchange Commission under Section 406 of the Sarbanes-Oxley Act. This code sets forth written standards that are designed to deter wrongdoing and to promote honest and ethical conduct by our senior financial officers, including our Chief Executive Officer, and is a supplement to our code of business conduct and ethics. In addition to applying to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Treasurer, this code applies to all of the other persons employed by us who have significant responsibility for preparing or overseeing the preparation of our financial statements and the other financial data included in our periodic reports to the Securities and Exchange Commission and in other public communications made by us that are designated from time to time by our Chief Financial Officer as senior financial professionals. Our code of ethics for financial professionals is posted on our corporate website at www.fairpoint.com on the "Investors" page, under the "Corporate Governance" caption.

Corporate Governance Guidelines:    We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors' expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at www.fairpoint.com on the "Investors" page, under the "Corporate Governance" caption. A copy of our corporate governance guidelines is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc. 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.

Policies Relating to our Board of Directors

Nomination and Selection of Directors

Our corporate governance committee identifies and evaluates potential director candidates in a variety of ways. Recommendations may come from current members of our board of directors, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the corporate governance committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate's professional background, on third-party background and reference checks and on such other due diligence information as is reasonably available. The corporate governance committee must be satisfied that the candidate possesses the highest professional and personal ethics and values and has broad experience at the policy-making level in business, government, education or public interest before the corporate governance committee will recommend a candidate as a nominee to our board of directors.

Communications with Board of Directors

Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as well as for director and stockholder communications with the board of directors.

Stockholders may recommend nominees for consideration by the corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202. The submissions should include a current resume of the candidate and a statement describing the candidate's qualifications and contact information for the candidate. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the nominee.

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Stockholder Communications, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the submitted instructions.

The full text of the stockholder nominations and communications policy is available on our corporate website at www.fairpoint.com on the "Investors" page, under the "Corporate Governance" caption.

Lead Director and Private Sessions

The non-management directors regularly meet in private session without our Chairman and Chief Executive Officer. Our lead director presides at these non-management executive sessions. Jane E. Newman served as our lead director in 2008.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. The annual meeting of stockholders is also held in conjunction with a regularly scheduled board of directors meeting to encourage director attendance. Eight of our nine directors attended the 2008 annual meeting of stockholders.

 AUDIT COMMITTEE REPORT*

  *  The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee of the board of directors currently has four members, Claude C. Lilly, David L. Hauser, Robert S. Lilien and Robert A. Kennedy. As of the date of this proxy statement, each audit committee member satisfies the independence criteria and has the qualifications set forth in the listing standards of the New York Stock Exchange and the applicable provisions of the Securities Exchange Act of 1934. The audit committee, among other things, oversees the Company's financial reporting process and system of internal controls on behalf of the board of directors, as well as overseeing the qualifications, independence and performance of our external and internal auditors. The audit committee also has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent registered public accounting firm. The audit committee's aggregate responsibilities are described in a written charter that was adopted by the board of directors. The charter of the audit committee is available on the Company's website at www.fairpoint.com.

The audit committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2008 with the Company's management. The audit committee has discussed with Ernst & Young LLP, the Company's independent registered public accounting firm for 2008, the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged With Governance. The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP. The audit committee also reviewed, among other things, the audit and permissible non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP, as well as the compatibility of any such non-audit services with regard to Ernst & Young LLP's independence. The audit committee meetings include, whenever appropriate, executive sessions with our independent registered public accounting firm without the presence of our management.

Management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls and disclosure controls. In undertaking its oversight function, the audit committee relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee's review, discussions with management and discussions with Ernst & Young LLP, all as described above, the audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the Company's audited financial statements for the year ended December 31, 2008 in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission. The audit committee also has approved the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company for the 2009 fiscal year.

  Submitted by the audit committee of the board of directors:

    Claude C. Lilly, Chairman

    David L. Hauser

    Robert A. Kennedy

    Robert S. Lilien

 COMPENSATION COMMITTEE REPORT*

  * The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The compensation committee of our board of directors oversees the executive compensation program for our Chief Executive Officer and other executive officers, including those named in the "Compensation Discussion and Analysis—Summary Compensation Table" below. We refer to the executive officers named in that table collectively as our NEOs.

The compensation committee is generally responsible for strategic decisions relating to the compensation structure provided to our executives, including salary-based compensation and non-equity incentive compensation provided to our executives, including our NEOs; non-employee director compensation; the amount and terms of equity based awards to executives, including our NEOs and non-employee directors; and deferred compensation for executives, including our NEOs and other key employees.

On behalf of our stockholders, the compensation committee has carefully monitored our executive compensation program. We believe that the Compensation Discussion and Analysis contained in this proxy statement and the related tables that follow will show an executive compensation program that is designed to maximize long-term stockholder value and provide our NEOs with incentives for superior corporate and individual performance and encourage them to remain with the Company.

The 2008 fiscal year was a complex year for us and our executives had to perform on two very different fronts. Our executives had to focus on building and integrating the local exchange business we acquired pursuant to the merger, which we refer to as the Northern New England operations, while also profitably operating our pre-merger business, all while preparing for the transition of our Northern New England operations from the Verizon systems to our systems. The compensation committee rewarded the executive team with cash incentives for executing specific actions to advance the integration process during 2008. The compensation committee believes that compensating management for achieving these short term goals was in the best interest of the Company and its stockholders. The Company did not achieve certain financial goals for 2008 and, accordingly, management did not receive incentive compensation for such results. The compensation committee granted certain equity based compensation to our NEOs and others in 2008, the amount of which is based on future achievement of certain performance based goals. Additionally, our Chief Executive Officer received a restricted stock award on January 1, 2008, in accordance with the terms of his employment agreement with the Company, and our Chief Financial Officer received a restricted stock award on September 3, 2008 upon the commencement of his employment with the Company.

The compensation committee has reviewed the following Compensation Discussion and Analysis with management, and recommended to the board of directors that it be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the Company's proxy statement.

  Submitted by the compensation committee of the board of directors:

    David L. Hauser, Chairman

    Thomas F. Gilbane, Jr.

    Jane E. Newman

 COMPENSATION DISCUSSION AND ANALYSIS

General Principles and Procedures

General Program Objectives

The compensation committee's principal objective in designing compensation policies is to develop and administer a comprehensive program to attract, motivate and retain outstanding executives who are likely to enhance our profitability and create value for our stockholders. Within this overall compensation philosophy, the compensation committee seeks to: (1) recognize and reward sustained superior performance by individual officers and key employees; (2) pay for performance on both an individual and corporate level; (3) align stockholder and executive interests by placing a significant portion of executive compensation "at risk"; (4) tie executive compensation to the achievement of certain short term and long term performance objectives of the Company; and (5) offer a total compensation program that takes into account the compensation practices of comparable companies.

The compensation committee intends to provide our NEOs with an executive compensation program that emphasizes performance. The program therefore combines a competitive base salary component with a significant amount of variable compensation in the form of performance based annual and long term incentives. The compensation committee believes this emphasis on performance aligns the compensation of our NEOs with the long term interests of our stockholders.

In 2008, the compensation committee engaged an independent consultant, Findley Davies, Inc., to review the competitiveness and structure of the executive compensation program and each component of the program, and to assist the compensation committee in ensuring that the executive compensation program achieves the compensation committee's objectives.

Specific Principles for Determining Executive Compensation

The table below identifies and explains the reason for each component of our executive compensation program. See "—Executive Compensation Decisions for 2008" for amounts and further detail.

Element:	Reason for Element
Salary	Our career-oriented philosophy toward executive compensation requires a competitive base salary as a starting point. The compensation committee establishes the base salaries for our NEOs as fixed amounts to provide a reliable indication of the minimum amount of compensation each NEO will receive in a given year.
Annual Incentives

We maintain an Annual Incentive Plan under which our NEOs and other key employees may earn annual cash incentives based on corporate and individual performance. The Annual Incentive Plan is designed to provide an incentive for executives to attain short term goals. The compensation committee establishes and approves the goals of the Chief Executive Officer and the Chief Executive Officer approves the goals of the other NEOs and the compensation committee reviews them.

Element:	Reason for Element
Long Term Incentives/Equity Awards

We maintain the FairPoint Communications, Inc. 2008 Long Term Incentive Plan, which we refer to as the 2008 Long Term Incentive Plan, that allows for a variety of stock-based awards to link employee compensation to stockholders' interests and encourage the creation of long term value for our stockholders by increasing the retention of qualified key employees.

Deferred Compensation

We maintain a Non-Qualified Deferred Compensation Plan, which we refer to as the NQDC Plan, that covers certain employees. The NQDC Plan allows senior management employees to defer additional compensation beyond the contribution limitations of the 401(k) plan. Company matching contributions are made according to the same percentage of deferrals as is made under our 401(k) plan, but only with respect to compensation that exceeds the limits for the 401(k) plan.

Welfare Benefits	We provide, on equal terms for all employees, group term life insurance, group health insurance, and short term and long term disability insurance.
Post-employment Benefits	Retirement. We maintain a 401(k) retirement savings plan that in 2008 included an employer matching contribution up to an amount equal to 4 1/2% of each participant's compensation.

Severance and Change in Control Benefits.    We provide severance benefits to certain NEOs at levels that we consider conservative yet competitive when compared to those offered by our peers. We believe that such benefits are necessary and appropriate in order to attract and retain qualified NEOs.

Method for Determining Amounts

Base Salary

The compensation committee determines the level of base salary for our Chief Executive Officer and the other executive officers with the general goal of providing competitive salaries. In making its decisions, the compensation committee considers independent studies and surveys prepared by consultants based on publicly available information with respect to other comparable communications companies. In addition, with respect to each executive officer, including the Chief Executive Officer, the compensation committee considers the individual's performance, including that individual's total level of experience in the communications industry, his or her record of performance and contribution to our success relative to his or her job responsibilities and annual goals, as well as his or her overall service to the Company.

Annual Incentive Compensation Awards

The annual incentive awards are based on a combination of corporate and individual goals having specific financial and operational objectives such as the following: FairPoint achieving a specified Adjusted EBITDA target, FairPoint working within a specified total debt to EBITDA ratio, FairPoint achieving certain free cash flow and revenue targets, FairPoint accomplishing certain budgetary, operational and regulatory goals and providing Company and industry leadership. We generally establish bonus targets and performance criteria at the end of each year for the following year.

Long Term Incentive/Equity Awards

In determining the long term incentive component of the Chief Executive Officer's compensation, the compensation committee considers, among other factors selected by the compensation committee, our performance and relative stockholder return and the value of similar incentive awards to chief executive officers at comparable companies. With respect to the amount of long term incentive awards for other executive officers and key employees, the compensation committee considers the recommendation of the Chief Executive Officer and takes into account the amount of long term incentive awards granted to peer executives at comparable companies. The compensation committee also obtains and reviews market compensation data from its compensation consultant.

The compensation committee determines the vesting schedule and criteria for future equity awards. We do not time our equity awards to the release of material non-public information.

In 2007, the compensation committee established stock ownership guidelines for certain of our executives which became effective in 2008. These guidelines are intended to reflect our executives' commitment to the organization and strong alignment with our stockholders. The guidelines, which must be achieved by 2013 (or if an executive is employed or promoted after 2008 to a position that is subject to the guidelines, within five years of that date), include ownership of our common stock in an amount equal to or greater than, for our Chief Executive Officer, five times his base salary, for the NEOs other than the Chief Executive Officer and all other Senior Vice Presidents, three times his or her base salary and for all Vice Presidents, one times his or her base salary.

Deferred Compensation

We maintain a nonqualified deferred compensation plan, or the NQDC Plan, for NEOs and other select senior management to enable them to defer compensation in excess of the limits applicable to them under our 401(k) plan. Matching contributions are made to the NQDC Plan according to the same percentage of deferrals as is made under our 401(k) plan, but only with respect to compensation that exceeds the limits for the 401(k) plan.

Retirement and Welfare Benefits

Our NEOs participate in our broad-based 401(k) and welfare benefit plans, and thereby receive, for example, group health insurance, group term life insurance and short term and long term disability insurance. The costs of these benefits constitute only a small percentage of each executive officer's total compensation.

Post-employment Severance and Change-in-Control Benefits

We provide post-employment severance and change-in-control benefits to Mr. Johnson, pursuant to an employment agreement, and to Messrs. Giammarino and Nixon and Ms. Linn, pursuant to change in control and severance agreements. See "—Potential Payments Upon Termination or Change of Control." The severance benefits for these executives are generally paid only if the executives are terminated without cause and they do not voluntarily resign. The severance benefits are also provided if any termination of employment occurs because of a change in control. In addition to severance payments, each executive is entitled to continued welfare benefits for a limited period. Mr. Johnson's severance benefits are also subject to his agreement not to compete with us.

Executive Compensation Decisions for 2008

Explained below are the key components of the compensation that our NEOs earned in 2008 as shown in the "Summary Compensation Table." Their base salaries generally accounted for between 33% and 50% of their total compensation, while incentive compensation accounted for most of the remainder of their total compensation. The compensation committee believes that the balance described below of 2008 levels for salary, annual cash incentive awards and other benefits (including, with respect to Mr. Johnson, a restricted stock award) reflect both (i) an appropriate performance-oriented structure for total compensation, and (ii) a suitable correlation of total NEO compensation to the Company's financial and business performance in 2008. Note that the "Summary Compensation Table" below reports the value of equity awards as the compensation expense recorded under FAS 123(R) rather than their current fair value.

Base Salary

Upon the recommendation of the compensation committee, our board of directors approved an increase in Mr. Johnson's annual base salary to $600,000 (a 30.4% increase) effective as of the closing of the merger on March 31, 2008. The base salaries of the other NEOs increased approximately 22.8%, on average, compared to 2007.

Annual Incentive Compensation Awards

The compensation committee established the 2008 target bonuses and related performance goals for certain members of our senior management under the FairPoint Communications, Inc. Annual Incentive Plan, or the Annual Incentive Plan, on February 15, 2008 and, accordingly, we made annual incentive awards based on the achievement of those goals as discussed below.

Below is a chart that identifies the target bonus for each NEO who was eligible to participate in the Annual Incentive Plan in 2008 and the performance criteria used to evaluate the NEO's performance. The performance criteria were weighted as indicated. The compensation committee, in its sole discretion but with input from the Chief Executive Officer for all NEOs other than himself, determines whether or not individual performance goals were satisfied. Any bonus awards are subject to the terms of the Annual Incentive Plan.

Executive	Position	Bonus Target (% of 2008 Annual Base Salary)	Performance Criteria
Eugene B. Johnson	Chief Executive Officer	100%	(i) 80%—FairPoint achieving a specified Adjusted EBITDA target for 2008; (ii) 10%—FairPoint transitioning off of the transition services agreement by a specified date and on budget; and (iii) 10%—leading succession planning efforts at FairPoint.
Alfred C. Giammarino	Executive Vice President and Chief Financial Officer	50%

(i) 80%—FairPoint achieving a specified Adjusted EBITDA target for 2008; (ii) 10%—FairPoint preparing the 2009 budget and improving the budget process, and (iii) 10%—FairPoint improving the quality of its earnings releases.

John P. Crowley	Executive Vice President and Chief Financial Officer	50%

(i) 80%—FairPoint achieving a specified Adjusted EBITDA target for 2008; (ii) 10%—FairPoint transitioning off of the transition services agreement by a specified date and on budget; and (iii) 10%—expanding FairPoint's coverage by equity analysts.

Executive	Position	Bonus Target (% of 2008 Annual Base Salary)	Performance Criteria
Peter G. Nixon	President	50%

(i) 35%—FairPoint achieving a specified Adjusted EBITDA target for 2008 and meeting certain budget expectations and complying with the conditions imposed in the orders of the state regulators issued in connection with their approval of the merger; (ii) 60%—FairPoint transitioning off of the transition services agreement by a specified date and on budget, including the achievement of all major project milestones; and (iii) 5%—promoting workers' safety and reducing workers compensation claims.

Shirley J. Linn	Executive Vice President, General Counsel and Secretary	50%

(i) 70%—FairPoint achieving a specified Adjusted EBITDA target for 2008; (ii) 20%—FairPoint closing the merger and related financing by a specified date; and (iii) 10%—managing the performance and cost of FairPoint's legal advisors and the achievement of certain budget and expense goals by the in-house legal department.

Lisa R. Hood	Senior Vice President and Controller	40%

(i) 60%—FairPoint achieving a specified Adjusted EBITDA target for 2008; (ii) 20%—FairPoint improving its departmental forecast process, (iii) 10%—FairPoint transitioning off of the transition services agreement by a specified date and on budget, and (iv) 10%—FairPoint completing its 2009 consolidated and departmental budgets by a specified date.

Walter E. Leach, Jr.	Executive Vice President, Corporate Development	50%

(i) 80%—FairPoint achieving a specified Adjusted EBITDA target for 2008; (ii) 10%—FairPoint transitioning off of the transition services agreement by a specified date and on budget; and (iii) 10%—FairPoint closing the merger by a specified date.

We have not disclosed specific financial targets and metrics above as we believe this information would give our competition insight into key market dynamics and could cause us competitive harm.

The compensation committee made incentive payments decisions in February 2009 based on thorough discussions with our Chief Executive Officer regarding each executive and a review of the financial performance of the Company. The Company determined that each NEO, with the exception of Messrs. Crowley and Leach who resigned during 2008, had satisfied a portion of their performance goals set for 2008. Cash bonus awards were consequently paid at various levels from 15.0% to 35.0% of the target levels based on actual performance by the NEOs against these goals. In addition, in January 2007, in connection with the merger, the compensation committee awarded transaction incentives to our NEOs as follows: Mr. Johnson—$150,000; Mr. Crowley—$100,000; Mr. Nixon—$100,000; Ms. Linn—$135,000 and Mr. Leach—$120,000. One half of the transaction incentives were paid in February 2007, with the following amounts paid in May 2008 following the closing of the merger: Mr. Johnson—$75,000; Mr. Crowley—$40,000; Mr. Nixon—$50,000; Ms. Linn—$67,500; Ms. Hood—$25,000 and Mr. Leach—$45,000.

2008 Long Term Incentive Plan Awards

The Company adopted the FairPoint Communications, Inc. 2008 Long Term Incentive Plan (the "Long Term Plan") to permit the award of long term, equity based awards to key employees. The stockholders approved the Long Term Plan at the 2008 annual stockholders meeting. We believe the Long Term Plan supports our pursuit of long term creation of stockholder value and helps us motivate and retain a high quality executive team.

The compensation committee awarded performance units under the Long Term Plan to the Company's executive officers (other than the Chief Executive Officer and Mr. Leach, who had previously informed the Company that he intended to retire during the third quarter of 2008) on June 18, 2008. The compensation committee also awarded performance units to Mr. Giammarino when he commenced employment on September 2, 2008. The performance units will be earned over the performance period beginning April 1, 2008 and ending December 31, 2010. One share of the Company's common stock will be delivered to each performance unit holder for each earned performance unit as soon as administratively feasible after the end of the performance period.

The extent to which the units are earned will be determined based on the following two performance metrics:

•
Adjusted EBITDA.  The Company's Adjusted EBITDA for the performance period will determine how 30% of the units will be earned. The number of units earned will be based on a comparison of the Company's Adjusted EBITDA for the performance period compared to a cumulative, aggregate Adjusted EBITDA target for the performance period set by the compensation committee at the time of the award.

•
Total Stockholder Return (TSR).  The Company's percentile ranking for total stockholder return performance in comparison to a peer group will determine the extent to which the remaining 70% of units are earned. The peer group is composed of the companies included in the Dow Jones Telecommunications Index.

The compensation committee selected Adjusted EBITDA as a performance metric because Adjusted EBITDA measures the efficiency of the Company's operations better than the Company's reported net earnings and Adjusted EBITDA is a critical performance measurement under the Company's credit agreement and the regulatory authority orders to which it is subject in Maine, New Hampshire and Vermont. The compensation committee selected the relative total stockholder return performance metric because it will provide compensation to the executive officers based on the return delivered by the Company to its stockholders in comparison to the Company's peers.

As described above, the performance units are expected to pay incentive compensation to our executives in the first quarter of 2011. The executive team last received equity based awards in 2006. The transition to incentive compensation under the Long Term Plan left a significant gap in any long term or equity incentive opportunity for our executives. The compensation committee believed that this would place FairPoint at a competitive disadvantage with respect to our key executives. With this in mind, on March 27, 2008, the compensation committee approved two interim equity based awards for selected executives and key employees.

The interim awards for 2008 provided 55,963 shares to Mr. Nixon, 43,987 shares to Ms. Linn and 30,608 shares to Ms. Hood. The number of shares was determined by multiplying the 2008 annual incentive each executive earned by three and then dividing that amount by the average closing price of the Company's common stock for the 30 trading days ended December 30, 2008. The interim awards for the 2008 through 2009 period will provide equity awards for achieving a specific total return to stockholders as of December 31, 2009.

Restricted Stock Awards

Mr. Johnson's March 2006 employment agreement provided for the grant of 50,000 shares of restricted stock coincident with the execution of his employment agreement. In addition, his employment agreement provided for an additional grant of 50,000 shares of restricted stock on each of January 1, 2007 and January 1, 2008 provided Mr. Johnson was not terminated for cause and/or had not voluntarily resigned. In accordance with the terms of his employment agreement, Mr. Johnson received an award of 50,000 shares of restricted stock on January 1, 2007 and the final 50,000 shares of restricted stock was awarded on January 1, 2008.

Upon hire, Mr. Giammarino received an award of 50,000 shares of restricted stock on September 3, 2008.

Post-employment Benefits

Mr. Johnson's employment agreement includes the following severance obligations, subject to certain conditions, upon the earlier to occur of the expiration of the employment period under the employment agreement, or termination of Mr. Johnson's employment without cause: (i) continuation of medical coverage for Mr. Johnson and his spouse, at his election, for their respective lives upon payment of applicable premiums; (ii) extension of Mr. Johnson's right to exercise all of his vested options under the Company's 2000 Employee Stock Option Plan until the earlier of (1) March 12, 2012, or (2) the sale of the Company (as defined in the Company's 1998 Stock Incentive Plan); and (iii) continued vesting of all restricted stock granted through the termination event under the Company's 2005 Stock Incentive Plan as provided in the restricted stock agreement applicable to each grant of such restricted stock. The amended and restated employment agreement is described in "—Potential Payments Upon Termination or Change of Control—Eugene B. Johnson."

We have entered into change in control and severance agreements with Messrs. Giammarino and Nixon and Ms. Linn. These agreements are described in "—Potential Payments Upon Termination or Change of Control—Alfred C. Giammarino, Peter G. Nixon and Shirley J. Linn."

Tax Considerations

Section 162(m) of the Internal Revenue Code, which we refer to as the Code, generally disallows a tax deduction to public corporations for compensation, other than performance based compensation, over $1.0 million paid for any fiscal year to any of the corporation's Chief Executive Officer and three other highly compensated executive officers as of the end of any fiscal year. The Company's policy is to qualify its executive officers for deductibility under Section 162(m) to the extent the compensation committee determines such to be appropriate. In 2008, compensation did not exceed the deductibility limits of Section 162(m) for any NEO. The compensation committee remains aware of the Code Section 162(m) limitations and the available exemptions and special rules, and will address the issue of 162(m) deductibility when and if circumstances warrant the use of such exemptions or other considerations.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2008, 2007 and 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $(4)	Total $
Eugene B. Johnson	2008	559,077	158,862	486,626	—	—	—	12,370	1,216,935
Chairman of the Board of	2007	460,000	526,150	1,407,255	—	—	—	12,131	2,405,536
Directors and Chief	2006	434,740	394,140	1,171,158	—	—	—	25,647	2,025,685
Executive Officer
Alfred C. Giammarino(5)	2008	109,615	9,591	102,681	—	—	—	23,757	245,644
Executive Vice President,
Chief Financial Officer
John P. Crowley(5)	2008	217,194	40,000	—	—	—	—	10,810	268,004
Executive Vice President,	2007	250,865	183,645	570,901	—	—	—	13,862	1,019,273
Chief Financial Officer	2006	234,808	104,629	233,840	—	—	—	21,577	594,854
Peter G. Nixon	2008	303,481	103,109	394,829	—	—	—	19,167	820,586
President	2007	244,036	193,063	327,052	—	—	—	14,646	778,797
	2006	219,755	97,641	189,063	—	—	—	30,674	537,133
Shirley J. Linn	2008	278,291	109,244	436,028	—	—	—	19,116	842,679
Executive Vice President,	2007	219,423	208,650	579,264	—	—	—	14,490	1,021,827
General Counsel and	2006	204,808	99,100	176,209	—	—	—	11,835	491,952
Secretary
Lisa R. Hood(6)	2008	223,435	54,047	163,688	—	—	—	14,206	455,376
Senior Vice President and
Controller
Walter E. Leach, Jr.(7)	2008	184,136	45,000	271,919	—	—	—	15,502	516,557
Executive Vice President,	2007	236,635	193,053	500,887	—	—	—	17,826	948,401
Corporate Development	2006	214,808	129,325	302,060	—	—	—	40,102	686,295

  (1) The amounts shown in column (c) include amounts of salary compensation deferred by the executive officer under the NQDC Plan. The amount of deferrals under this plan in 2008 were $10,604 by Mr. Nixon, $10,374 by Ms. Linn, $11,172 by Ms. Hood and $9,165 by Mr. Leach.

  (2) For the year ended December 31, 2008, amounts in column (d) represent annual incentives which were earned during 2008 and paid in March 2009 and the second payment of the transaction incentives awarded to our NEOs in connection with the merger. For the year ended December 31, 2008, the amounts in column (d) include amounts deferred under the NQDC Plan by Mr. Nixon in the amount of $1,593 and Ms. Linn in the amount of $1,252.

  (3) The amounts in column (e) reflect the dollar amount of compensation expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, adjusted to eliminate the effect of any forfeiture assumption, in accordance with SFAS 123(R) of awards pursuant to the 2008 Long Term Incentive Plan and the 2005 Stock Incentive Plan and thus include amounts from awards granted, if any, during and prior to 2008. Please see Note 14 to FairPoint's Consolidated Financial Statements for the fiscal year ended December 31, 2008 for more information about the assumptions FairPoint used to determine the value of equity based awards and the amount of compensation expense recognized.

  (4) The amount shown in column (i) for 2008 reflects the following for each NEO:

    •
    Matching contributions made by FairPoint to its 401(k) retirement savings plan in the amounts of $10,350 for Mr. Johnson, $3,946 for Mr. Giammarino, $10,350 for Mr. Crowley, $10,350 for Mr. Nixon, $10,350 for Ms. Linn, $10,350 for Ms. Hood and $10,350 for Mr. Leach;

    •
    Contributions made by FairPoint to the term life insurance plans it sponsors for all eligible employees (including our NEOs) in the amounts of $2,020 for Mr. Johnson, $230 for Mr. Giammarino, $460 for Mr. Crowley, $1,317 for Mr. Nixon, $1,317 for Ms. Linn, $317 for Ms. Hood and $980 for Mr. Leach;

    •
    Contributions made by FairPoint to the NQDC Plan in the amount of $7,500 for Mr. Nixon, $7,449 for Ms. Linn, $3,539 for Ms. Hood and $4,172 for Mr. Leach;

    •
    Moving expenses of $19,581 for Mr. Giammarino.

  (5) Mr. Giammarino was appointed as our Executive Vice President and Chief Financial Officer on September 2, 2008, succeeding Mr. Crowley, who resigned effective August 15, 2008.

  (6) In addition to her role as our Senior Vice President and Controller, Ms. Hood also served as our Chief Financial Officer during the period between Mr. Crowley's resignation, effective August 15, 2008, and Mr. Giammarino's appointment as our Chief Financial Officer on September 2, 2008.

  (7) Mr. Leach resigned from his position as Executive Vice President, Corporate Development effective September 15, 2008.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Eugene B. Johnson	01-Jan-08		—	—	—	—	—	—	50,000	—	—	651,000
Chairman of the Board of	27-Mar-08	(3)	—	—	—	136,111	245,000	408,333	—	—	—	142,100
Directors and
Chief Executive Officer
Alfred C. Giammarino	03-Sep-08		—	—	—	—	—	—	50,000	—	—	422,500
Executive Vice President, Chief	03-Sep-08	(4)	—	—	—	6,434	14,476	24,127	—	—	—	8,251
Financial Officer	03-Sep-08	(6)	—	—	—	13,094	32,734	65,468	—	—	—	307,510
John P. Crowley(2)	05-May-08	(5)	—	—	—	—	—	—	—	—	—	—
Executive Vice President, Chief	05-May-08	(4)	—	—	—	7,627	17,160	28,600	—	—	—	9,781
Financial Officer	18-Jun-08	(6)	—	—	—	13,401	33,503	67,006	—	—	—	248,153
Peter G. Nixon	05-May-08	(5)	—	—	—	—	55,963	—	—	—	—	159,328
President	05-May-08	(4)	—	—	—	7,511	16,900	28,167	—	—	—	9,633
	18-Jun-08	(6)	—	—	—	13,198	32,995	65,990	—	—	—	244,393
Shirley J. Linn	05-May-08	(5)	—	—	—	—	43,987	—	—	—	—	125,231
Executive Vice President, General	05-May-08	(4)	—	—	—	6,933	15,600	26,000	—	—	—	8,892
Counsel and Secretary	18-Jun-08	(6)	—	—	—	12,183	30,457	60,914	—	—	—	225,594
Lisa R. Hood	05-May-08	(5)	—	—	—	—	30,608	—	—	—	—	87,140
Senior Vice President and	05-May-08	(4)	—	—	—	2,599	5,849	9,748	—	—	—	3,334
Controller	18-Jun-08	(6)	—	—	—	4,392	10,980	21,960	—	—	—	52,274
Walter E. Leach, Jr.	—		—	—	—	—	—	—	—	—	—	—
Executive Vice President,
Corporate Development

  (1) The amounts shown in column (i) reflect the number of shares of restricted stock granted to Mr. Johnson on January 1, 2008 in accordance with the terms of his employment agreement with the Company, and to Mr. Giammarino in connection with his employment by the Company pursuant to a restricted stock agreement with the Company dated September 3, 2008.

  (2) All plan-based awards granted to Mr. Crowley during 2008 were forfeited upon his resignation effective August 15, 2008.

  (3) These awards were granted to Mr. Johnson under his amended and restated employment agreement, entered into with the Company on April 1, 2008. These awards are for the performance period April 1, 2008 through December 31, 2009. Payout of awards is based on the value of the Company's common stock and dividend yield as of December 31, 2009. Mr. Johnson will receive a percentage of his target according to the December 31, 2009 common stock price and dividend yield, as follows: less than $19.94—0%, $19.94—56%, $21.94—100%, $23.94—136%, $25.94 or higher—167%.

  (4) These awards were granted under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan for the performance period April 1, 2008 through December 31, 2009. Payout of awards is based on the value of the Company's common stock and dividend yield as of December 31, 2009. Participants will receive a percentage of their target according to the December 31, 2009 common stock price and dividend yield, as follows: less than $19.94—0%, $19.94—44%, $21.94—100%, $23.94—136%, $25.94 or higher—167%.

  (5) These awards were granted under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan for the performance period April 1, 2008 through December 31, 2008. Payout of awards is based on each participant's fiscal year 2008 incentive bonus multiplied by three and divided by the average closing price of the Company's common stock for the thirty trading days preceding December 31, 2008. Amounts listed in column (g) reflect the actual number of shares issued to each NEO under these awards on March 6, 2009.

  (6) These awards were granted under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan for the performance period April 1, 2008 through December 31, 2010. Payout of awards is based 70% on the Company's TSR, as defined in the award agreement, versus its peer group in the Dow Jones Telecommunications Index and 30% on the Company's Adjusted EBITDA versus a target set by the compensation committee prior to the beginning of the performance period. Participants will receive a percentage of their TSR target according to the Company's TSR versus its peer group, as follows: TSR greater than 20% of peer group—40%, TSR greater than 40% of peer group—100%, TSR greater than 60% of peer group—200%. If the Company's TSR is not greater than at least 20% of its peer group, then participants will receive nothing. Participants will receive a percentage of their Adjusted EBITDA target according to the Company's Adjusted EBITDA versus its target, as follows: less than 95% of target—0%, 95% of target—40%, 100% of target—100%, 105% of target or higher—200%.

  (7) The amounts shown in column (l) reflect the grant date fair value of stock awards based on the target number of awards included in the grant and the fair value of the awards at the date of grant, as determined in accordance with FAS 123(R). Grant date fair value, as determined in accordance with FAS 123(R), takes into account the likelihood of market conditions and performance conditions required by the award being achieved. In the case of restricted stock this amount is equal to the number of restricted shares issued, multiplied by the market value of the Company's common stock on the date of grant.

Outstanding Equity Awards at December 31, 2008

		Option Awards						Stock Awards
(a)		(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eugene B. Johnson	1/1/2002	47,373		—	—	36.94	1/1/2012	—		—	—		—
Chairman of the	3/12/2002	20,490		—	—	36.94	3/12/2012	—		—	—		—
Board of Directors	3/17/2006	—		—	—	—	—	16,666	(1)	54,664	—		—
and Chief	1/1/2007	—		—	—	—	—	33,333	(1)	109,332	—		—
Executive Officer	1/1/2008	—		—	—	—	—	50,000	(1)	164,000	—		—
	3/27/2008	—		—	—	—	—	—		—	136,111	(4)	446,444
Alfred C. Giammarino	9/3/2008	—		—	—	—	—	50,000	(2)	164,000	—		—
Executive Vice	9/3/2008	—		—	—	—	—	—		—	6,434	(5)	21,104
President, Chief	9/3/2008	—		—	—	—	—	—		—	13,094	(7)	42,948
Financial Officer
John P. Crowley	—	—		—	—	—	—	—		—	—		—
Executive Vice
President, Chief
Financial Officer
Peter G. Nixon	3/12/2002	8,419		—	—	36.94	3/12/2012	—		—	—		—
President	12/12/2003	23,786		—	—	36.94	12/12/2013	—		—	—		—
	2/15/2005	—		—	—	—	—	14,210	(3)	46,609	—		—
	9/8/2006	—		—	—	—	—	3,927	(1)	12,881	—		—
	5/5/2008	—		—	—	—	—	—		—	55,963	(6)	183,559
	5/5/2008	—		—	—	—	—	—		—	7,511	(5)	24,636
	6/18/2008	—		—	—	—	—	—		—	13,198	(7)	43,289
Shirley J. Linn	3/12/2002	9,209		—	—	36.94	3/12/2012	—		—	—		—
Executive Vice	12/12/2003	14,212		—	—	36.94	12/12/2013	—		—	—		—
President, General	2/15/2005	—		—	—	—	—	11,051	(3)	36,247	—		—
Counsel and	9/8/2006	—		—	—	—	—	3,660	(1)	12,005	—		—
Secretary	12/5/2006	—		—	—	—	—	16,666	(1)	54,664	—		—
	5/5/2008	—		—	—	—	—	—		—	43,987	(6)	144,277
	5/5/2008	—		—	—	—	—	—		—	6,933	(5)	22,740
	6/18/2008	—		—	—	—	—	—		—	12,183	(7)	39,960
Lisa R. Hood	3/12/2002	8,791		—	—	36.94	3/12/2012	—		—	—		—
Senior Vice	12/12/2003	6,633		—	—	36.94	12/12/2013	—		—	—		—
President and	2/15/2005	—		—	—	—	—	4,737	(3)	15,537	—		—
Controller	9/8/2006	—		—	—	—	—	1,829	(1)	5,999	—		—
	5/5/2008	—		—	—	—	—	—		—	30,608	(6)	100,394
	5/5/2008	—		—	—	—	—	—		—	2,599	(5)	8,525
	6/18/2008	—		—	—	—	—	—		—	4,392	(7)	14,406
Walter E. Leach, Jr.	3/12/2002	77,364	(8)	—	—	36.94	3/12/2012	—		—	—		—
Executive Vice
President, Corporate
Development

  (1) These restricted shares vest one-third per year on the first, second, and third anniversaries of the grant date.

  (2) These restricted shares vest in equal installments on December 31, 2009 and December 31, 2010.

  (3) These restricted shares vest one-fourth per year on the first, second, third and fourth anniversaries of the grant date.

  (4) These awards were granted to Mr. Johnson under his amended and restated employment agreement, entered into with the Company on April 1, 2008. These awards are for the performance period April 1, 2008 through December 31, 2009. Payout of awards is based on the value of the Company's common stock and dividend yield as of December 31, 2009. Mr. Johnson will receive a percentage of his target according to the December 31, 2009 common stock price and dividend yield, as follows: less than $19.94—0%, $19.94—56%, $21.94—100%, $23.94—136%, $25.94 or higher—167%. The amount listed in column (i) reflects the threshold number of shares to be issued, as performance to date has not exceeded the threshold. The amount listed in column (j) reflects the market value of these awards at December 31, 2008, based on the closing price of the Company's common stock on December 31, 2008.

  (5) These awards were granted under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan for the performance period April 1, 2008 through December 31, 2009. Payout of awards is based on the value of the Company's common stock as of December 31, 2009. Participants will receive a percentage of their target according to the December 31, 2009 common stock price and dividend yield, as follows: less than $19.94—0%, $19.94—44%, $21.94—100%, $23.94—136%, $25.94 or higher—167%. Amounts listed in column (i) reflect the threshold number of shares to be issued, as performance to date has not exceeded the threshold. Amounts listed in column (j) reflect the market value of these awards at December 31, 2008, based on the closing price of the Company's common stock on December 31, 2008.

  (6) These awards were granted under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan for the performance period April 1, 2008 through December 31, 2008. Payout of awards is based on each participant's fiscal year 2008 incentive bonus multiplied by three and divided by the average closing price of the Company's common stock for the thirty trading days preceding December 31, 2008. Amounts listed in columns (i) and (j) reflect the actual number of shares issued to each NEO under these awards on March 6, 2009 and the market value of these awards at December 31, 2008, based on the closing price of the Company's common stock on December 31, 2008.

  (7) These awards were granted under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan for the performance period April 1, 2008 through December 31, 2010. Payout of awards is based 70% on the Company's TSR, as defined in the award agreement, versus its peer group in the Dow Jones Telecommunications Index and 30% on the Company's Adjusted EBITDA versus a target set by the compensation committee prior to the beginning of the performance period. Participants will receive a percentage of their TSR target as follows: TSR greater than 20% of peer group—40%, TSR greater than 40% of peer group—100%, TSR greater than 60% of peer group—200%. If the Company's TSR is not greater than at least 20% of its peer group, then participants will receive nothing. Participants will receive a percentage of their Adjusted EBITDA target according to the Company's Adjusted EBITDA versus its target, as follows: less than 95% of target—0%, 95% of target—40%, 100% of target—100%, 105% of target or higher—200%. Amounts listed in column (i) reflect the threshold number of shares to be issued, as performance to date has not exceeded the threshold. Amounts listed in column (j) reflect the market value of these awards at December 31, 2008, based on the closing price of the Company's common stock on December 31, 2008.

  (8) In accordance with the applicable stock option agreement, vested stock options held by Mr. Leach will be cancelled one year after his September 15, 2008 retirement date.

Option Exercises and Stock Vested

None of the NEOs exercised any stock options during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eugene B. Johnson	—	—	96,496	871,329
Chairman of the Board of Directors and
Chief Executive Officer
Alfred C. Giammarino	—	—	—	—
Executive Vice President, Chief
Financial Officer
John P. Crowley	—	—	—	—
Executive Vice President, Chief
Financial Officer
Peter G. Nixon	—	—	20,122	152,313
President
Shirley J. Linn	—	—	32,566	172,738
Executive Vice President, General
Counsel and Secretary
Lisa R. Hood	—	—	6,568	53,371
Senior Vice President and
Controller
Walter E. Leach, Jr.	—	—	27,526	219,881
Executive Vice President, Corporate
Development

Nonqualified Deferred Compensation

Pursuant to the NQDC Plan, certain executives, including NEOs, may defer a portion of their annual salary and bonuses. Deferral elections are made by eligible executives in each year for amounts to be earned in the following year. An executive can defer up to 50% of his or her annual salary and up to 100% of his or her annual bonus.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Eugene B. Johnson	—	—	(85,394)	—	135,434
Chairman of the Board of
Directors and Chief Executive
Officer
Alfred C. Giammarino	—	—	—	—	—
Executive Vice President, Chief
Financial Officer
John P. Crowley	—	—	(56,969)	—	118,007
Executive Vice President, Chief
Financial Officer
Peter G. Nixon	12,197	7,500	(13,504)	—	35,463
President
Shirley J. Linn	11,626	7,449	(29,627)	—	80,430
Executive Vice President,
General Counsel and Secretary
Lisa R. Hood	11,172	3,539	(2,484)	—	22,511
Senior Vice President and
Controller
Walter E. Leach, Jr.	9,165	4,172	(48,656)	—	101,006
Executive Vice President,
Corporate Development

  (1) The amounts reported in this column represent deferrals of base salary or annual incentives earned during 2008 and are reported in the Salary or Bonus columns of the "Summary Compensation Table" for 2008.

  (2) The amounts reported in this column represent matching contributions credited during 2008 under the NQDC Plan and are reported in the All Other Compensation column of the "Summary Compensation Table" for 2008.

  (3) The following table shows the extent to which amounts reported in this column have been reported in the "Summary Compensation Table" for the current or previous years:

Name	Amount
Eugene B. Johnson	—
Alfred C. Giammarino	—
John P. Crowley	154,098
Peter G. Nixon	28,372
Shirley J. Linn	25,117
Lisa R. Hood	3,539
Walter E. Leach, Jr.	41,223

Potential Payments Upon Termination or Change of Control

FairPoint has an employment agreement with Eugene B. Johnson and change in control and severance agreements with Messrs. Giammarino and Nixon and Ms. Linn. These agreements provide benefits to our NEOs in the event their employment is terminated under certain circumstances as summarized below.

Eugene B. Johnson

On April 1, 2008, we entered into an amended and restated employment agreement, which we refer to as the employment agreement, with Mr. Johnson. The employment agreement provides for the continued employment of Mr. Johnson through December 31, 2009, unless terminated earlier in accordance with the terms of the employment agreement. The employment agreement provides that Mr. Johnson will receive base salary at an annual rate of $600,000. In addition, Mr. Johnson will be eligible for a bonus each year during the term of the employment agreement of up to 200% of his base salary, which bonus will be based on objective bonus arrangements set and documented by the compensation committee. The employment agreement further provides for a target award of 245,000 performance units under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan. The employment agreement also provides that upon the earlier to occur of the expiration of the employment period under the employment agreement, or termination of Mr. Johnson's employment without cause, subject to certain conditions, Mr. Johnson will receive: (i) continuation of medical coverage for Mr. Johnson and his spouse, at his election, for their respective lives upon payment of applicable premiums; (ii) extension of Mr. Johnson's right to exercise all of his vested options under the Company's 2000 Employee Stock Option Plan until the earlier of (1) March 12, 2012, or (2) the sale of the Company (as defined in the Company's 1998 Stock Incentive Plan); and (iii) continued vesting of all restricted stock granted through the termination event under the Company's 2005 Stock Incentive Plan as provided in the restricted stock agreement applicable to each grant of such restricted stock. The employment agreement provides that during the term of Mr. Johnson's employment with us, including any continued employment after the prescribed employment period, and for a period of one year thereafter, Mr. Johnson is restricted from competing with us in certain prohibited territories.

Alfred C. Giammarino, Peter G. Nixon and Shirley J. Linn

We entered into change in control and severance agreements, which we refer to collectively as the severance agreements, with Mr. Nixon and Ms. Linn, on March 14, 2007, and with Mr. Giammarino, on September 3, 2008. Each severance agreement provides, subject to certain other conditions, that we will pay severance and provide benefits to the subject executive (i) in the event of such employee's termination without cause or following a change in control, or (ii) within two years of a change in control, upon such employee's resignation within 45 days following (A) a significant or material reduction of such employee's key responsibilities or duties, (B) a reduction in such employee's overall compensation opportunities, (C) the diminishment or elimination of such employee's rights to the severance benefits detailed in the severance agreement, or (D) any material breach by the Company of the severance agreement. The severance payable and benefits required to be provided include unpaid base salary, lump sum cash payments equal to two times such employee's annual base salary and annual bonus, COBRA premiums and life insurance premiums for 24 months, and the vesting of all non-performance based, non-vested and/or unearned long term incentive awards, among others. The severance agreements do not require the Company to provide any tax gross-up on the benefits paid under the severance agreements. However, if the Company determines that reducing the benefits to just below the level that would trigger the "golden parachute" excise tax payable by the executive will result in a greater after-tax benefit to the executive, the benefits will be reduced to that level.

The severance agreements also contain provisions pursuant to which the subject employees, for a period of 12 months following termination of employment, promise to refrain from certain activities including (1) soliciting any of our employees or consultants to leave us or to perform services for another company, or (2) accepting any employment or similar arrangements with our competitors.

The following table shows cash compensation that would have been payable under the agreements with the NEOs if their employment had terminated on December 31, 2008.

Reason for Payment:	Cash Severance ($)	Bonus ($)	Acceleration and Continuation of Equity Awards (Market value of Unearned Awards as of 12/31/08) ($)	Continuation of Medical/Welfare Benefits (Present Value) ($)	Total Termination Benefits ($)
Eugene B. Johnson
Involuntary termination with cause	—	—	—	—	—
Voluntary termination	—	—	—	—	—
Termination without cause or after change in control	—	—	446,444	166,000	612,444
Alfred C. Giammarino
Involuntary termination with cause	—	—	—	—	—
Voluntary termination	—	—	—	—	—
Termination without cause or after change in control	760,000	380,000	64,052	32,855	1,236,907
Peter G. Nixon
Involuntary termination with cause	—	—	—	—	—
Voluntary termination	—	—	—	—	—
Termination without cause or after change in control	650,000	325,000	251,484	32,855	1,259,339
Shirley J. Linn
Involuntary termination with cause	—	—	—	—	—
Voluntary termination	—	—	—	—	—
Termination without cause or after change in control	600,000	300,000	206,977	32,855	1,139,832

Director Compensation

2008 Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the members of our board of directors.

In 2008, each non-employee director received an annual fee of $55,000 for serving as a director. In addition, an annual fee of $10,000 was paid for serving as the chairperson of FairPoint's compensation committee or corporate governance committee and an annual fee of $20,000 was paid for serving as the chairperson of FairPoint's audit committee. An annual fee of $10,000 was paid to FairPoint's lead director.

FairPoint's non-employee directors also receive an annual award of approximately $45,000 in the form of restricted stock or restricted units, at the recipient's option, which are issued under FairPoint's 2005 Stock Incentive Plan or 2008 Long Term Incentive Plan. These awards vest in four quarterly installments from the grant date, and the holders thereof are entitled to receive dividends or dividend equivalents on such awards from the date of grant, whether or not vested.

On September 3, 2008, the corporate governance committee of the board of directors determined that, from time to time, members of special purpose committees of the board of directors should be awarded appropriate compensation for their services to such committees. They also determined that members of the board of directors' succession planning committee would receive compensation because of the time requirements, confidentiality requirements and the importance of the committee's work. The chairperson of the committee will receive $25,000 for her service and each committee member will receive $15,000. One half of this fee was paid in September 2008 and the remainder will be paid at the conclusion of the committee's work.

FairPoint's employee directors do not receive any compensation for serving on its board of directors.

2008 Summary Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Patricia Garrison-Corbin	72,500	45,010	—	—	—	—	117,510
Thomas F. Gilbane, Jr.(3)	41,250	35,318	—	—	—	—	76,568
David L. Hauser	65,000	45,010	—	—	—	—	110,010
Robert A. Kennedy(3)	48,750	35,318	—	—	—	—	84,068
Claude C. Lilly	82,500	45,010	—	—	—	—	127,510
Robert S. Lilien	55,000	45,010	—	—	—	—	100,010
Jane E. Newman	77,500	43,406	—	—	—	—	120,906
Michael R. Tuttle(3)	41,250	35,318	—	—	—	—	76,568

  (1) See the discussion preceding this table for the general method used to determine each non-employee director's cash compensation. For fiscal 2008, the particular components paid as cash compensation in excess of each non-employee director's $55,000 retainer were as follows: Garrison-Corbin ($10,000 as chair of corporate governance committee and $7,500 as member of succession planning committee); Hauser ($10,000 as chair of compensation committee); Kennedy ($7,500 as member of succession planning committee); Lilly ($20,000 as chair of audit committee and $7,500 as member of succession planning committee); Newman ($10,000 as lead director and $12,500 as chair of succession planning committee).

  (2) Column (c) reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2008. As of December 31, 2008, each director has the following number of restricted stock units outstanding: Ms. Garrison-Corbin, 13,688; Mr. Gilbane, 4,830; Mr. Hauser, 13,688; Mr. Kennedy, 4,830; Mr. Lilien, 11,519; Mr. Lilly, 13,688; Ms. Newman, 6,436; and Mr. Tuttle, 4,830. Included in these totals are restricted stock units that were granted to the directors in lieu of dividends. These awards vest in four quarterly installments from the grant date, and the holders thereof are entitled to receive dividends on such awards from the date of grant, whether or not vested. Please see Note 14 to FairPoint's Consolidated Financial Statements for the fiscal year ended December 31, 2008 for more information about the assumptions that FairPoint uses to determine the value of equity based awards and the amount of compensation expense recognized.

  (3) Messrs. Gilbane, Kennedy, and Tuttle were nominated by Verizon and appointed as directors by our board of directors effective as of March 31, 2008

 EXECUTIVE OFFICERS

The following table sets forth the names and positions of our current executive officers and their ages as of April 10, 2009.

Name	Age	Position
Eugene B. Johnson	61	Chairman of the Board of Directors and Chief Executive Officer
Peter G. Nixon	56	President
Alfred C. Giammarino	53	Executive Vice President and Chief Financial Officer
Shirley J. Linn	58	Executive Vice President, General Counsel and Secretary
Lisa R. Hood	43	Senior Vice President and Controller
Thomas E. Griffin	48	Vice President and Treasurer

The following sets forth selected biographical information for our executive officers who are not directors.

Peter G. Nixon.    In July 2007, Mr. Nixon was appointed as our President. Prior to assuming this role, Mr. Nixon had served as our Chief Operating Officer since November 2002. Previously, Mr. Nixon was our Senior Vice President of Corporate Development from February 2002 to November 2002 and President of our Telecom Group from April 2001 to February 2002. Prior to this, Mr. Nixon served as President of our Eastern Region Telecom Group from June 1999 to April 2001 and President of Chautauqua and Erie Telephone Corporation, which we refer to as C&E, from July 1997, when we acquired C&E, to June 1999. From April 1, 1989 to June 1997, Mr. Nixon served as Executive Vice President of C&E. From April 1, 1978 to March 31, 1989, Mr. Nixon served as Vice President of Operations for C&E. Mr. Nixon has served as the past Chairman of the New York State Telecommunications Association from June 1996 to June 1998.

Alfred C. Giammarino.    In September 2008, Mr. Giammarino was appointed as our Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Giammarino was employed by Sensus Metering Systems, where he served as Chief Financial Officer from December 2007 to May 2008 and as a Senior Financial Consultant for July and August 2008. Previously, Mr. Giammarino was employed as Executive Vice President and Chief Financial Officer of Stratos Global Corporation from May 2004 to September 2007. Prior to that, Mr. Giammarino was employed by Verizon Communications Inc., where he served as Senior Vice President and Chief Financial Officer of Verizon's international and information services group from June 2000 to December 2003, and with GTE Corporation, where he was Senior Vice President of Finance and Planning from 1998 to 2000. Mr. Giammarino is certified as a public accountant in New York.

Shirley J. Linn.    In March 2006, Ms. Linn was appointed as our Executive Vice President, General Counsel and Secretary. Previously, Ms. Linn served as our Senior Vice President, General Counsel and Secretary from September 2004 to March 2006. Ms. Linn has served as our General Counsel since October 2000, our Vice President since October 2000, and our Secretary since December 2000. Prior to joining us, Ms. Linn was a partner, from 1984 to 2000, in the Charlotte, North Carolina law firm of Underwood Kinsey Warren & Tucker, P.A., where she specialized in general business matters, particularly mergers and acquisitions.

Lisa R. Hood.    In February 2008, Ms. Hood was appointed as our Senior Vice President and Controller. In addition, Ms. Hood served as our Interim Chief Financial Officer during the period between Mr. Crowley's resignation, effective August 15, 2008, and Mr. Giammarino's appointment as our Chief Financial Officer on September 2, 2008. Prior to her appointment as Senior Vice President and Controller, Ms. Hood served as our Chief Operating Officer—FairPoint Telecom Group from April 2007 to February 2008. Ms. Hood also served as our Senior Vice President and Controller from July 2004 to March 2007 and as our Vice President and Controller from December 1993 to July 2004. Prior to joining our Company, Ms. Hood was employed by a local public accounting firm in Kansas from 1988 to 1993. Ms. Hood is certified as a public accountant in Kansas.

Thomas E. Griffin.    In December 2005, Mr. Griffin was appointed our Treasurer, and, in early 2008, was appointed a Vice President. Mr. Griffin joined us in January 2000 as Assistant Treasurer and served as our General Manager of Wireless Broadband operations from December 2003 through March 2005. Previously, Mr. Griffin was employed by Sealand Service, Inc. as Assistant Treasurer from September 1997 to January 2000 where he was responsible for worldwide cash management and as Director of Financial Planning for Europe for Sealand Service, Inc. from September 1995 to September 1997.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our code of business conduct and ethics, which is posted on our website at www.fairpoint.com, prohibits directors and executive officers from engaging in transactions on behalf of us with a family member, or with a company with which they are or their family member is a significant owner or associated or employed in a significant role. Our audit committee must review and approve in advance all material related party transactions or business or professional relationships. All instances involving potential related party transactions or business or professional relationships must be reported to our legal department which will assess the materiality of the transaction or relationship and elevate the matter to the audit committee as appropriate. Any dealings with a related party must be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by us are no less favorable than could be obtained from unrelated parties on an arm's-length basis. Directors and officers are not permitted to enter into, develop or continue any such material transaction or relationship without obtaining prior approval from the audit committee.

Construction Services

We hired Gilbane Building Company to construct a new data center in Manchester, New Hampshire and to perform restoration services on a flooded building in Raymond, New Hampshire. Thomas F. Gilbane, Jr., a director of FairPoint, is Chairman and Chief Executive Officer of Gilbane Building Company. Gilbane Building Company was hired by us for both projects prior to Mr. Gilbane's designation to the board of directors. We paid Gilbane Building Company fees of $2.8 million in the year ended December 31, 2008 and expect to pay Gilbane Building Company fees of $0.6 million in the year ending December 31, 2009. For the year ended December 31, 2008, Mr. Gilbane has advised us that the amounts paid to Gilbane Building Company represented less than 2% of such company's consolidated gross revenues.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own, or are part of a group that owns, more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and beneficial owners of more than 10% of our common stock are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto available to us and other information obtained from our directors, officers and beneficial owners of more than 10% of our common stock or otherwise available to us, we believe that no director, officer or beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Securities Exchange Act of 1934 for fiscal 2008, except for Ms. Linn, who timely submitted a Form 4 reporting her May 5, 2008 grant of performance units pursuant to the FairPoint Communications, Inc. 2008 Long Term Incentive Plan on May 7, 2008, but the May 7, 2008 filing was inadvertently entered into the EDGAR system as a "test" filing, and, upon discovery of the filing error, Ms. Linn re-filed her Form 4 on September 2, 2008.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 10, 2009, for:

•
each NEO;

•
each director;

•
all executive officers and directors as a group; and

•
each person known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock.

The information (other than with respect to our directors and executives) is based on a review of statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934 with respect to our common stock.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

	Common Stock Beneficially Owned(1)
Name	Number	Percent of Class
Executive Officers and Directors:
Eugene B. Johnson(2)	883,703	1.0%
Peter G. Nixon(3)	142,122	0.2%
Alfred C. Giammarino(4)	100,000	0.1%
Shirley J. Linn(5)	172,346	0.2%
Lisa R. Hood(6)	57,438	*
Patricia Garrison Corbin(7)	900	*
David L. Hauser(8)	13,300	*
Robert S. Lilien(9)	26,000	*
Claude C. Lilly(10)	2,500	*
Jane E. Newman(11)	1,000	*
Thomas F. Gilbane, Jr.(12).	10,000	*
Robert A. Kennedy(13)	579	*
Michael R. Tuttle(14)	250	*
All directors and executive officers of FairPoint as a group (14 persons)(15)	1,419,842	1.6%
5% Stockholders:
Keeley Asset Management Corp., et al.(16)	7,551,300	8.4%
Barclays Global Investors, N.A., et al.(17)	6,990,216	7.8%

  *  Less than 0.1%.

  (1)  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. The percentage of beneficial ownership is based on 89,496,847 shares of our common stock outstanding as of April 10, 2009.

  (2)  With respect to shares beneficially owned: (i) includes 67,863 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) does not include 408,333 shares of common stock underlying unvested performance units (iii) includes 49,999 shares of restricted stock awarded under our 2005 Stock Incentive Plan.

  (3)  With respect to shares beneficially owned: (i) includes 32,205 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) does not include 28,167 shares of common stock underlying unvested performance units, (iii) includes 3,927 shares of restricted stock awarded under our 2005 Stock Incentive Plan and (iv) includes 641 shares of common stock owned by Mr. Nixon's spouse and children.

  (4)  With respect to shares beneficially owned: (i) includes 50,000 shares of restricted stock awarded under our 2008 Long Term Incentive Plan (ii) does not include 24,127 shares of common stock underlying unvested performance units.

  (5)  With respect to shares beneficially owned: (i) includes 23,421 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) does not include 26,000 shares of common stock underlying unvested performance units and (iii) includes 20,326 shares of restricted stock awarded under our 2005 Stock Incentive Plan.

  (6)  With respect to shares beneficially owned: (i) includes 15,424 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) does not include 9,748 shares of common stock underlying unvested performance units and (iii) includes 1,829 shares of restricted stock awarded under our 2005 Stock Incentive Plan.

  (7)  With respect to shares beneficially owned: (i) does not include 16,439 restricted units awarded under our 2008 Long Term Incentive Plan, which units are subject to certain vesting requirements, (ii) does not include 14,856 restricted units awarded under our 2005 Stock Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2005 Stock Incentive Plan and (iii) does not include 5,480 restricted units awarded under our 2008 Long Term Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2008 Long Term Incentive Plan.

  (8)  With respect to shares beneficially owned: (i) does not include 16,439 restricted units awarded under our 2008 Long Term Incentive Plan, which units are subject to certain vesting requirements, (ii) does not include 14,856 restricted units awarded under our 2005 Stock Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2005 Stock Incentive Plan, (iii) does not include 5,480 restricted units awarded under our 2008 Long Term Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2008 Long Term Incentive Plan and (iv) includes 800 shares of common stock owned by Mr. Hauser's spouse.

  (9)  With respect to shares beneficially owned: (i) does not include 16,439 restricted units awarded under our 2008 Long Term Incentive Plan, which units are subject to certain vesting requirements, (ii) does not include 12,502 restricted units awarded under our 2005 Stock Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2005 Stock Incentive Plan and (iii) does not include 5,480 restricted units awarded under our 2008 Long Term Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2008 Long Term Incentive Plan.

  (10)  With respect to shares beneficially owned: (i) does not include 16,439 restricted units awarded under our 2008 Long Term Incentive Plan, which units are subject to certain vesting requirements, (ii) does not include 14,856 restricted units awarded under our 2005 Stock Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2005 Stock Incentive Plan and (iii) does not include 5,480 restricted units awarded under our 2008 Long Term Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2008 Long Term Incentive Plan.

  (11)  With respect to shares beneficially owned: (i) does not include 16,439 restricted units awarded under our 2008 Long Term Incentive Plan, which units are subject to certain vesting requirements, (ii) does not include 6,985 restricted units awarded under our 2005 Stock Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2005 Stock Incentive Plan and (iii) does not include 5,480 restricted units awarded under our 2008 Long Term Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2008 Long Term Incentive Plan.

  (12)  With respect to shares beneficially owned: (i) does not include 16,439 restricted units awarded under our 2008 Long Term Incentive Plan, which units are subject to certain vesting requirements, (ii) does not include 5,242 restricted units awarded under our 2005 Stock Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2005 Stock Incentive Plan and (iii) does not include 5,480 restricted units awarded under our 2008 Long Term Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2008 Long Term Incentive Plan.

  (13)  With respect to shares beneficially owned: (i) does not include 16,439 restricted units awarded under our 2008 Long Term Incentive Plan, which units are subject to certain vesting requirements, (ii) does not include 5,242 restricted units awarded under our 2005 Stock Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2005 Stock Incentive Plan and (iii) does not include 5,480 restricted units awarded under our 2008 Long Term Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2008 Long Term Incentive Plan.

  (14)  With respect to shares beneficially owned: (i) does not include 16,439 restricted units awarded under our 2008 Long Term Incentive Plan, which units are subject to certain vesting requirements, (ii) does not include 5,242 restricted units awarded under our 2005 Stock Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2005 Stock Incentive Plan and (iii) does not include 5,480 restricted units awarded under our 2008 Long Term Incentive Plan, which units are vested but for which shares of common stock will not be issued until the occurrence of certain events set forth in our 2008 Long Term Incentive Plan.

  (15)  With respect to shares beneficially owned: (i) includes 140,366 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) does not include 499,842 performance units issued pursuant to the FairPoint Communications, Inc. 2008 Long Term Incentive Plan, (iii) includes 126,717 shares of restricted stock awarded under our 2005 Stock Incentive Plan, (iv) does not include 79,781 restricted units awarded under our 2005 Stock Incentive Plan and (v) does not include 175,352 restricted units awarded under our 2008 Long Term Incentive Plan.

  (16)  Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009, by (i) Keeley Asset Management Corp. (address: 401 South LaSalle Street, Chicago, IL 60605), (ii) Keeley Small Cap Value Fund (address: 401 South LaSalle Street, Chicago, IL 60605), and (iii) John L. Keeley, Jr. (address: 401 South LaSalle Street, Chicago, IL 60605), collectively, Keeley. In the Keeley Schedule 13G, Keeley Asset Management Corp. reported sole voting power of 7,304,200 shares and sole dispositive power of 7,551,300 shares; Keeley Small Cap Value Fund and John L. Keeley reported no sole or shared voting power and no sole or shared dispositive power with respect to any shares.

  (17)  Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009, by Barclays Global Investors, NA (address: 400 Howard Street, San Francisco, CA 94105), (ii) Barclays Global Fund Advisors (address: 400 Howard Street, San Francisco, CA 94105), (iii) Barclays Global Investors, Ltd. (address: 1 Royal Mint Court, London, EC3N 4HH), collectively, Barclays. The Barclays Schedule 13G reported beneficial ownership as follows: Barclays Global Investors, NA reported sole voting power of 1,865,432 shares and sole dispositive power of 2,193,044 shares; Barclays Global Fund Advisors reported sole voting power of 3,725,519 shares and sole dispositive power of 4,738,561 shares; and Barclays Global Investors, Ltd. reported sole voting power of 2,270 shares and sole dispositive power of 58,611 shares.

 PROPOSAL 1:
ELECTION OF DIRECTORS

Our board of directors currently consists of nine directors. Our directors are divided into three classes having staggered three-year terms, so that the term of one class expires at each annual meeting of stockholders. Three nominees will be proposed for election as class I directors at the annual meeting to hold office until the annual meeting in 2012 and until their successors are duly elected and qualified.

It is intended that the persons named in the accompanying proxy will vote to elect the three nominees listed below unless authority to vote is withheld. Each nominee will serve until the annual meeting of stockholders at which his or her term expires or until an earlier resignation or retirement or until a successor is elected and qualifies to serve.

We expect that each of the nominees will be available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy. In addition, if a successor to Eugene B. Johnson is identified and appointed as FairPoint's new Chairman of the Board of Directors and Chief Executive Officer prior to the election, it is expected that Mr. Johnson would not stand for re-election and that his successor would be appointed as a substitute nominee. In furtherance thereof, the shares represented by the accompanying proxy would be voted for the election of such successor.

Nominees for Election as Directors

Three directors, Patricia Garrison-Corbin, Eugene B. Johnson and Robert A. Kennedy, currently serve as class I directors whose terms expire at the annual meeting. Ms. Garrison-Corbin and Messrs. Johnson and Kennedy have been nominated by our board of directors to stand for re-election at the annual meeting for a three-year term expiring in 2012.

The table below sets forth the names, ages as of April 10, 2009, and existing positions with us held by each nominee:

Name	Age	Office or Position Held
Patricia Garrison-Corbin	61	Director, Chair of the Corporate Governance Committee of the Board of Directors of FairPoint and member of the Succession Planning Committee
Eugene B. Johnson	61	Chairman of the Board of Directors of FairPoint and Chief Executive Officer of FairPoint
Robert A. Kennedy	62	Director, Member of the Audit Committee of the Board of Directors of FairPoint and Member of the Succession Planning Committee

Vote Required; Recommendation

Directors will be elected by a plurality of the votes cast so long as a quorum is present at the annual meeting. Unless otherwise indicated on the proxy, properly executed proxies will be voted to elect the nominees for director. The board of directors recommends that stockholders vote "FOR" all of the nominees for election as directors.

 PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and further directed that the appointment of Ernst & Young LLP be submitted for ratification by the stockholders at the annual meeting. We have been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent registered public accountants and clients.

We understand that a representative from Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required. However, the appointment is being submitted for ratification at the annual meeting with a view toward soliciting the stockholders' opinions, which the board of directors will take into consideration in future deliberations. If the appointment of Ernst & Young LLP is not ratified at the annual meeting, the board of directors will consider the engagement of other independent registered public accounting firms. The board of directors may terminate the engagement of Ernst & Young LLP as our independent registered public accounting firm without the approval of our stockholders whenever the board of directors deems termination necessary or appropriate.

Additional Information Regarding Our Dismissal of KPMG LLP and Our Appointment of Ernst & Young LLP in March of 2008

On March 18, 2008, we dismissed KPMG LLP as our independent registered public accounting firm and approved the engagement of Ernst & Young LLP as our new independent registered public accounting firm to audit our financial statements for the year ending December 31, 2008, and to review the financial statements to be included in our quarterly reports on Form 10-Q for each of the fiscal quarters of 2008. The decision to dismiss KPMG LLP and to engage Ernst & Young LLP as our independent registered public accounting firm was approved by the audit committee of our board of directors.

Information Relating to Prior Audits by KPMG LLP

The audit reports of KPMG LLP on the consolidated financial statements of the Company as of December 31, 2007 and 2006 and for the three years ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the consolidated financial statements of the Company as of and for the three years ended December 31, 2007 contained a separate paragraph stating that "As discussed in note 2 to the consolidated financial statements, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, effective January 1, 2007 and the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006."

The audit report of KPMG LLP on the effectiveness of internal control over financial reporting of the Company as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2007, because of the effect of a material weakness on the achievement of the objectives of the control criteria, and also contained an explanatory paragraph stating that management oversight and review procedures designed to monitor the effectiveness of control activities in the Company's Northern New England division were ineffective.

During the period from January 1, 2007 through the date on which KPMG LLP was dismissed by FairPoint, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG LLP's satisfaction would have caused them to make reference in connection with their opinion on the subject matter of the disagreement; or (2) reportable events, except that KPMG LLP advised FairPoint, in connection with its December 31, 2007 audit, of the following material weakness: management oversight and review procedures designed to monitor the effectiveness of control activities in FairPoint's Northern New England division were ineffective.

Information Relating to the Engagement of Ernst & Young LLP

Spinco's financial statements were audited by Ernst & Young LLP for the years ended December 31, 2005, 2006 and 2007. Given that Spinco was treated as the acquiror in the merger for accounting purposes, these financial statements have become the historical financial statements of the Company. Except for Ernst & Young LLP's role as the independent registered public accounting firm for Spinco, by which Ernst & Young LLP audited the financial statements that became the Company's historical financial statements, neither the Company nor anyone on behalf of the Company consulted with Ernst & Young LLP from January 1, 2007 through the date of Ernst & Young LLP's appointment as the Company's independent registered public accounting firm regarding either:

  1.  the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements (as described in Item 304 (a)(2)(i) of Regulation S-K of the Securities Act of 1933, as amended); or

  2.  any matter that was either the subject of a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K of the Securities Act of 1933, as amended, and the related instruction to Item 304), or a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K of the Securities Act of 1933, as amended).

The Company participated in discussions with Ernst & Young LLP, in its capacity as Spinco's auditors, in connection with certain discussions regarding the potential impact of the merger on the Company's 2008 financial statements. Our audit committee believes that Ernst & Young LLP's experience with Spinco will be a benefit in future audits of the Company.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The board of directors recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

Principal Accounting Fee Information

The following table sets forth the aggregate fees paid or payable by us to Ernst & Young LLP, our independent registered public accounting firm, relating to services rendered for our fiscal year ended December 31, 2008:

Fiscal Year 2008
Audit Fees(1)	$1,562,000
Audit Related Fees	—
Tax Fees	—
All Other Fees	2,000

  (1)  Audit fees include amounts billed to us related to annual financial statement audit work and quarterly financial statement reviews. These amounts also include the review of documents filed with the Securities and Exchange Commission, accounting consultations related to the annual audit and preparation of letters for underwriters and other requesting parties with respect to the merger and related transactions.

We paid no fees to Ernst & Young LLP in 2007.

In addition, we believe Verizon paid fees to Ernst & Young LLP for services rendered to Verizon in connection with Spinco's financial statements for the fiscal years ended December 31, 2005, 2006 and 2007 and other matters related to the merger.

The following table sets forth the aggregate fees paid or payable to KPMG LLP, our independent registered public accounting firm prior to March 18, 2008, relating to services rendered for our fiscal years ended December 31, 2008 and 2007:

	Fiscal Year 2007	Fiscal Year 2008
Audit Fees(1)	$2,277,000	$—
Audit Related Fees(2)	17,000	—
Tax Fees(3)	316,000	506,000
All Other Fees(4)	—	536,000

  (1)  Audit fees include amounts billed to us related to annual financial statement audit work and quarterly financial statement reviews. These amounts also include the review of documents filed with the Securities and Exchange Commission, accounting consultations related to the annual audit and preparation of letters for underwriters and other requesting parties with respect to the merger and related transactions.

  (2)  Audit-Related Fees consist of fees for audits of financial statements of the Company's employee benefit plan.

  (3)  Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, return preparation and tax audits.

  (4)  Other Fees consist of fees for professional services for our debt offering, our Form S-8 filing for the FairPoint Inc. 2008 Long Term Incentive Plan, utilities commission reviews of auditor workpapers and advisory services related to the merger and stock-based compensation.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by our audit committee. For 2008 and 2007, our audit committee considered whether the provision of non-audit services was compatible with maintaining the independence of Ernst & Young LLP and KPMG LLP, respectively, and concluded that it was.

Our audit committee's pre-approval policy provides that our independent registered public accounting firm shall not provide services that have the potential to impair or appear to impair the independence of the audit role. The pre-approval policy requires our independent registered public accounting firm to provide an annual engagement letter to our audit committee outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the audit committee's acceptance of and agreement with such engagement letter, the services within the scope of the proposed audit services shall be deemed pre-approved pursuant to the policy.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter. In addition, services to be provided by our independent registered public accounting firm that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee by both management and the independent registered public accounting firm, and must include a detailed description of the services to be provided and a joint statement confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee is prohibited from delegating to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

 STOCKHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

Any proposal or proposals by a stockholder pursuant to the proxy solicitation rules of the Securities and Exchange Commission intended to be included in the proxy statement and proxy card relating to our 2010 annual meeting of stockholders must be received by us no later than December 22, 2009. In addition, if you desire to bring business (including director nominations) before our 2010 annual meeting of stockholders, you must comply with our bylaws, which require that you provide written notice of such business to our secretary, which notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the previous year's annual meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2010 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the Securities and Exchange Commission in effect at the time such proposal is received.

Notices of intention to present proposals at the 2010 annual meeting should be addressed to the Company, Attn: Secretary, 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.

ANNUAL REPORT

Our Annual Report for the year ended December 31, 2008 accompanies this proxy statement.

OTHER BUSINESS

We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the stockholders should arise, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. FOR AGAINST ABSTAIN Mark Here for Address Change or Comments SEE REVERSE Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/frp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/frp 48735 Please date and sign above exactly as your name or names appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign using full corporate name by president or authorized officer. If a partnership, please sign using partnership name by authorized person. FairPoint Communications, Inc. FOR ALL WITHHOLD ALL 1. To elect three (3) directors to the board of directors to serve as class I directors whose term will expire in 2012. The following persons have been nominated: The board of directors recommends that you vote FOR each of the following proposals: Nominees: 01 Patricia Garrison-Corbin 02 Eugene B. Johnson 03 Robert A. Kennedy 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. FOR ALL EXCEPT To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for which you wish to withhold your vote on the line below. *Exceptions

Please fax all revisions to: 732-802-0260 or email to proxycards@bnymellonproduction.com PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260 SIGNATURE: DATE: (THIS BOXED AREA DOES NOT PRINT) Registered Quantity 1000.00 FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 48735 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2009 The undersigned, as a holder of common stock, par value $.01 per share, of FairPoint Communications, Inc., a Delaware corporation, hereby appoints Peter G. Nixon and Alfred C. Giammarino, and each of them, with full power of substitution, as proxies to vote all shares of common stock which the undersigned is entitled to vote through the execution of a proxy with respect to the 2009 annual meeting of stockholders to be held at the Hilton Charlotte Center City, 222 East 3rd Street, Charlotte, North Carolina 28202, on June 3, 2009 at 9:00 a.m., EDT, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed on the reverse hereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. (Continued and to be marked, dated and signed, on the other side) FAIRPOINT COMMUNICATIONS, INC. 521 East Morehead Street, Suite 500 Charlotte, North Carolina 28202 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 3, 2009 DEAR STOCKHOLDER: You are cordially invited to attend the annual meeting of stockholders of FairPoint Communications, Inc., a Delaware corporation, which will be held at the Hilton Charlotte Center City, 222 East 3rd Street, Charlotte, North Carolina 28202, on Wednesday, June 3, 2009, at 9:00 a.m., EDT, for the following purposes: 1. To elect three directors to the board of directors to serve as class I directors whose term will expire in 2012. The following persons have been nominated: • Patricia Garrison-Corbin • Eugene B. Johnson • Robert A. Kennedy; 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and 3. To transact any other business properly brought before the meeting or any adjournment or postponement of the meeting. The board of directors recommends that you vote FOR ALL of the above referenced proposals. You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 10, 2009, the record date for the annual meeting. Whether or not you plan to attend, please complete a proxy promptly—by Internet, telephone or mail, as instructed on this proxy card—so that your shares may be represented and voted at the annual meeting. By Order of the Board of Directors, Shirley J. Linn Executive Vice President, General Counsel and Secretary April 14, 2009

QuickLinks

FAIRPOINT COMMUNICATIONS, INC. 521 East Morehead Street, Suite 500 Charlotte, North Carolina 28202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 3, 2009
TABLE OF CONTENTS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT
ANNUAL REPORT
OTHER BUSINESS